Exhibit 10.24

MONOGRAM RESIDENTIAL TRUST, INC.
FORM OF INDEMNIFICATION AGREEMENT
INDEMNIFICATION AGREEMENT, dated as of ____________ (this “Agreement”), by and between Monogram Residential Trust, Inc., a Maryland corporation (the “Company”), and ______________ (“Indemnitee”).
WITNESSETH:
WHEREAS, the charter of the Company (the “Charter”), the bylaws of the Company (the “Bylaws”), and provisions of the Maryland General Corporation Law (the “MGCL”) provide for indemnification by the Company of its directors and officers as provided therein, and the Indemnitee has agreed to serve as a director and/or officer of the Company or has been serving and continues to serve as a director and/or officer of the Company partly in reliance on such provisions; and
WHEREAS, to provide the Indemnitee with additional contractual assurance of protection against personal liability in connection with certain proceedings described below, the Company desires to enter into this Agreement; and
WHEREAS, the MGCL expressly recognizes that the indemnification provisions of Section 2‑418 of the MGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled under the Charter or Bylaws, a resolution of stockholders or directors, an agreement or otherwise, and this Agreement is being entered into pursuant to and in furtherance of the Charter and Bylaws, as permitted by the MGCL and as authorized by the Charter and the board of directors of the Company (the “Board”); and
WHEREAS, in order to induce the Indemnitee to serve or continue to serve as a director and/or officer of the Company and in consideration of the Indemnitee’s so serving, the Company desires to indemnify the Indemnitee and to make arrangements pursuant to which the Indemnitee may be advanced or reimbursed expenses incurred by the Indemnitee in certain proceedings described below, according to the terms and conditions set forth below.
NOW THEREFORE, the Company and Indemnitee hereby agree as follows:
1.    (a)    Third Party Proceedings. The Company shall indemnify Indemnitee to the full extent permitted by Maryland law now or hereafter in force, except as otherwise provided in Section 3 of this Agreement, if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed suit, action, claim, proceeding, arbitration or alternative dispute resolution mechanism, investigation, administrative hearing, whether civil, criminal, administrative or investigative (any such suit, action, claim, proceeding, arbitration or alternative dispute resolution mechanism, investigation, or administrative hearing being referred to herein as a “Proceeding”) (other than an action by or in the right of the Company or any subsidiary or affiliated entity (each a “Subsidiary”) of the Company) by reason of the fact that Indemnitee is or was an officer, director, employee or agent of the Company or any Subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer, director, employee or agent of the Company or any Subsidiary of the Company or by reason of the fact that Indemnitee is or was serving at the request of the Company as an officer, director, partner, trustee, member, manager, employee or agent of another Person (as defined below), against expenses (including reasonable attorneys’ fees, investigation expenses, expert witnesses’ and other expenses), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with the defense and/or settlement of such Proceeding (collectively, “Expenses”). Under Maryland law currently in effect, Indemnittee would not be entitled to such indemnification if it were established that (i) an act or omission of Indemnitee was material to the matter giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, or (ii) Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s act or omission was unlawful. The term “Person” as used in this Agreement shall mean any individual, corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise.
(b)    Proceedings by or in the Right of the Company or Any Subsidiary. The Company shall indemnify Indemnitee to the full extent permitted by Maryland law now or hereafter in force, except as otherwise provided in Section 3 of this Agreement, if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company or any Subsidiary of the Company by reason of the fact that Indemnitee is or was an officer, director, employee or agent of the Company or any Subsidiary of the Company by reason of the fact that Indemnitee is or was serving at the request of the Company as an officer, director, employee or agent of another Person, against Expenses in each case to the extent actually and reasonably incurred by Indemnitee, provided that no indemnification shall be made in respect of any Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company and its stockholders unless and only to the extent that the court in which such Proceeding shall have been brought or is pending shall determine that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnify for expenses, and then only to the extent that the court shall determine.
(c)    Selection of Counsel. In the event the Company shall be obligated under Section 1(a) or (b) hereof to pay the Expenses of Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (who shall not unreasonably withhold such approval), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that, (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee’s expense, and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized in writing by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense and shall have notified the Company in writing thereof, (C) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and other indemnitees of the Company being represented by counsel retained by the Company in the same Proceeding and shall have notified the Company in writing thereof, or (D) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding within a reasonable time frame, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
2.    Contribution. If, when Indemnitee has met the applicable standard of conduct, the indemnification provisions set forth in Section 1 should, under applicable law, be to any extent unenforceable, then the Company agrees that it shall be treated as though it is or was a party to the threatened, pending or completed Proceeding in which Indemnitee is or was involved and that the Company shall contribute to the amounts paid or payable by Indemnitee as a result of such Expenses in third party Proceedings in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Indemnitee on the other in connection with such action or inaction, or alleged action or inaction, as well as any other relevant equitable considerations.
For purposes of this Section 2, the relative fault shall be determined by reference to, among other things, the fault of the Company and all of its directors, officers, employees and agents (other than Indemnitee), as a group and treated as one entity, and such group’s relative intent, knowledge, access to information and opportunity to have altered or prevented the action or inaction, or alleged action or inaction, forming the basis for the threatened, pending or contemplated Proceeding, and Indemnitee’s relative fault in light of such factors on the other hand.
3.    Limitations to Rights of Indemnification and Advancement of Expenses. Except as otherwise provided in Section 9 of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses (collectively, “Indemnified Amounts”) under this Agreement:
(a)    with respect to any Proceeding (other than a proceeding pursuant to Section 11) initiated, brought or made by or on behalf of Indemnitee (i) against the Company, unless a Change in Control (as defined in Section 3(f) of this Agreement) shall have occurred, or (ii) against any Person other than the Company, unless approved in advance by the Board;
(b)    for any Indemnified Amounts incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, to the extent that a court of competent jurisdiction determines that any of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous;
(c)    for any Indemnified Amounts which have been paid to or on behalf of the Indemnitee under an insurance policy, or under a valid and enforceable indemnity clause, bylaw or agreement;
(d)    for any Indemnified Amounts or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute; or

(e)    if it shall be determined by final judgment by a court having jurisdiction in the matter that such indemnification is not lawful.
(f)    “Change in Control” means the occurrence of any of the following events:
(i) the Company is merged, consolidated or reorganized into or with another corporation or other entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction are held in the aggregate by the holders of voting stock immediately prior to such transaction;
(ii) the Company sells or otherwise transfers all or substantially all of its assets to another corporation or other entity in which, after giving effect to such sales or transfer, the holders of voting stock of the Company immediately prior to such sale or transfer hold in the aggregate less than a majority of the combined voting power of the then-outstanding securities of such other corporation;
(iii) there is a report filed on Schedule 13D or Schedule 14D‑1 (or any successor schedule, form or report or item therein), each as promulgated pursuant to the Exchange Act, disclosing that any person or entity, other than any shareholder of the Company (and its affiliates) owning 10% or more of the Company’s voting stock on the date hereof, has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 50% or more of the combined voting power of the Company’s voting stock; or
(iv) if during any period of two consecutive years individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (iv) each director of the Company who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least majority of the directors of the Company (or a committee of the Board) then still in office who were directors of the Company at the beginning of any such period shall be deemed to have been a director of the Company at the beginning of such period.
Notwithstanding the provisions of clause (iii) above, unless otherwise determined in the specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred solely because the Company, any Subsidiary or any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D‑1 or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of voting stock of the Company, whether in excess of 50% or otherwise.
4.    Procedure for Determination of Entitlement to Indemnification.
(a)    To obtain indemnification under this Agreement, the Indemnitee shall submit to the Secretary of the Company a written request for payment of the appropriate Indemnified

Amounts, including with such requests such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to such Indemnified Amounts. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.
(b)    The Company shall pay the Indemnitee the appropriate Indemnified Amounts unless it is established that the Indemnitee has not met any applicable standard of conduct set forth in the Charter, the MGCL and the Bylaws or is not otherwise entitled to receive the Indemnified Amounts under this Agreement. For purposes of determining whether the Indemnitee is entitled to Indemnified Amounts, in order to deny indemnification to the Indemnitee the Company has the burden of proof in establishing that the Indemnitee did not meet the applicable standard of conduct. In this regard, a termination of any Proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standards of conduct, provided, however, that the termination of any criminal proceeding by conviction, or a pleading of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee did not meet the applicable standard of conduct.
(c)    Any determination that the Indemnitee has not met the applicable standard of conduct required to qualify for indemnification or is not otherwise entitled to receive the Indemnified Amounts under this Agreement shall be made (i) either by the Board by a majority vote of a quorum consisting of directors who were not parties of such Proceeding; or (ii) by Independent Counsel (as defined herein below); provided that the manner in which (and, if applicable, the Independent Counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the highest ranking executive officer of the Company who is not party to such action (sometimes hereinafter referred to as “Senior Officer”) and by the Indemnitee. In the event that such parties are unable to agree on the manner in which any such determination is to be made, such determination shall be made by Independent Counsel retained by the Company especially for such purpose, provided that such counsel be approved in advance in writing by both the said Senior Officer and the Indemnitee. The reasonable fees and expenses of such Independent Counsel in connection with making said determination contemplated hereunder shall be paid by the Company, and, if requested by such counsel, the Company shall give such counsel an appropriate written agreement with respect to the payment of their reasonable fees and expenses and such other matters as may be reasonably requested by such counsel. Indemnitee may make a written objection to the identity of the Independent Counsel so selected by the Company. If an objection is asserted, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. Either the Company or Indemnitee may petition a court in the State of Maryland for resolution of any such objection which shall have been made. The party with respect to whom an objection is favorably resolved shall be paid all reasonable fees and expenses incident to the procedures of this Section 4(c). Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11 of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)    The Company will use its commercially reasonable efforts to conclude as soon as practicable any required determination pursuant to subparagraph (c) above and promptly will advise the Indemnitee in writing with respect to any determination that the Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. Indemnitee shall cooperate with the Person or Persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Payment of any applicable Indemnified Amounts will be made to the Indemnitee within 20 days after any determination of the Indemnitee’s entitlement to such payment.
(e)    “Independent Counsel” means a law firm or a member of a law firm that neither at the time in question, nor in the five years immediately preceding such time, has been retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing under the law of the State of Maryland, would be precluded from representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
5.    Presumptions and Effect on Certain Proceedings. (a) In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4 of this Agreement, and the Company shall bear the burden of proof to rebut that presumption in connection with the making by any Person or Persons of any determination contrary to that presumption. The standard that the Company must satisfy in order to carry its burden of proof is a standard of clear and convincing evidence.
(b)    The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet the requisite standard of conduct.
(c)    Indemnitee’s conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be deemed to be conduct that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders.
(d)    For purposes of any determination hereunder, Indemnitee shall be deemed to have met the requisite standard of conduct if Indemnitee’s action was based on (i) the records or books of account of the Company or another Person, including financial statements, (ii) information supplied to Indemnitee by the officers of the Company or another Person in the course of their duties, (iii) the advice of legal counsel for the Company or another Person, or (iv) information or records given or reports made to the Company or another Person by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another Person.
6.    Success on Merits or Otherwise. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal thereof. For purposes of this Section 6, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal or dismissal (with or without prejudice) of any Proceeding against Indemnitee without any express finding of liability or guilt against him or (ii) the expiration of 180 days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise of payment or payment made to induce a settlement.
7.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses of Indemnitee in connection with any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
8.    Costs. The Company shall also be solely responsible for paying (i) all reasonable expenses incurred by Indemnitee to enforce this Agreement, including, but not limited to, the costs incurred by Indemnitee to obtain court-ordered indemnification pursuant to Section 11, regardless of the outcome of any such application or proceeding, and (ii) all costs of defending any Proceedings challenging payments to Indemnitee under this Agreement.
9.    Advance of Expenses. (a) The Indemnitee hereby is granted the right to receive in advance of a final, nonappealable judgment or other final adjudication of a Proceeding (a “Final Determination”) the amount of any Expenses reasonably incurred or expected to be incurred by the Indemnitee in connection with any Proceeding (such amounts so expended or incurred being referred to as “Advanced Amounts”), provided, however, that judgments and fines shall only be advanced to Indemnitee as Advanced Amounts when such judgments and fines are actually incurred and payable in advance of a Final Determination.
(b)    In making any written request for Advanced Amounts, the Indemnitee shall submit to the Company a schedule setting forth in reasonable detail the dollar amount of Expenses incurred or expected to be incurred. Each such schedule shall be supported by the bill, agreement, or other documentation relating thereto, each of which shall be appended to the schedule as an exhibit. In addition, before the Indemnitee may receive Advanced Amounts from the Company, the Indemnitee shall provide to the Company, in substantially the form attached hereto as Exhibit A, (i) a written affirmation of the Indemnitee’s good faith belief that the applicable standard of conduct set forth in the Charter, the MGCL and the Bylaws required for indemnification by the Company has been satisfied by the Indemnitee, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the Advanced Amounts if it shall ultimately be determined that the Indemnitee has not satisfied any applicable standard of conduct or is not otherwise entitled to receive indemnification under this Agreement. The written undertaking required from the Indemnitee shall be an unlimited general obligation of the Indemnitee but need not be secured. The Company shall pay to the Indemnitee all Advanced Amounts within 20 days after receipt by the Company of all information and documentation required to be provided by the Indemnitee pursuant to this paragraph.
10.    Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of any event or occurrence related to the fact that Indemnitee is or was an officer, director, employee or agent of the Company or any Subsidiary of the Company, or is or was serving at the request of the Company as an officer, director, employee or agent of another Person, a witness in any Proceeding, whether instituted by the Company or any other party, and to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
11.    Enforcement. (a) If a claim for indemnification or advancement of Expenses made to the Company pursuant to Section 4 or Section 9 is not timely paid in full to Indemnitee by the Company as required by Section 4 or Section 9, or in the event that a determination is made by or on behalf of the Company that Indemnitee is not entitled to indemnification or advancement of Expenses hereunder, (i) Indemnitee may seek a de novo adjudication of Indemnitee’s entitlement to such indemnification or advancement either, at Indemnitee’s sole option, (A) an appropriate court in the State of Maryland, or (B) an arbitration to be conducted by a single arbitrator, located in Dallas, Texas, pursuant to the rules of the American Arbitration Association; (ii) any such judicial proceeding or arbitration shall not in any way be prejudiced by, and Indemnitee shall not be prejudiced in any way by, any adverse determination previously made by or on behalf of the Company; and (iii) in any such judicial proceeding or arbitration, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses under this Agreement.
(b)    The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to the provisions of Section 11(a) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.
(c)    In any action brought under this Section 11, it shall be a defense to a claim for indemnification (but not a claim for advancement of expenses) that Indemnitee has not met the standards of conduct which make it permissible under the Charter, the MGCL and the Bylaws for the Company to indemnify Indemnitee for the amount claimed. The burden of proving such defense shall be on the Company.
(d) In the event that Indemnitee prevails on any claim asserted pursuant to Section 11(a), Indemnitee shall be entitled to an award from the Company of the Expenses reasonably incurred by Indemnitee in asserting and prosecuting such claim.

12.    Liability Insurance.
(a)    The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an officer, director, employee or agent of the Company or any Subsidiary of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an officer, director, employee or agent of the Company or any Subsidiary of the Company, the Company, subject to Section 12(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers, as more fully described below.
(b)    In all policies of D&O Insurance, the Indemnitee shall qualify as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s independent directors (as defined by the insurer) if the Indemnitee is such an independent director; or of the Company’s non-independent directors if the Indemnitee is not an independent director; or of the Company’s officers if the Indemnitee is an officer of the Company.
(c)    Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit; the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company; the Company is to be acquired and a tail policy of reasonable terms and duration is purchased for pre-closing acts or omissions by the Indemnitee; or the Company is to be acquired and D&O Insurance will be maintained by the acquirer that covers pre-closing acts and omissions by the Indemnitee.
13.    Survival of Rights.
(a)    All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer, director, employee or agent of the Company or any Subsidiary of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.
(b)    The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
14.    Nondisclosure of Payments. Except as expressly required by federal securities laws or other applicable laws or regulations or by judicial process, Indemnitee shall not disclose any payments made under this Agreement, whether indemnification or advancement of Expenses, unless prior written approval of the Company is obtained.

15.    Nonexclusivity and Severability, Subrogation. (a) The right to indemnification and advancement of Expenses provided by this Agreement shall not be exclusive of any other rights to which Indemnitee may be entitled under the Charter or Bylaws of the Company, the MGCL, Maryland law, any other statue, insurance policy, agreement, vote of stockholders of the Company or of the Board (or otherwise), both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue after Indemnitee has ceased to be a director or officer of the Company and shall inure to the benefit of his heirs, executors and administrators; provided, however, that to the extent Indemnitee otherwise would have any greater right to indemnification and/or advancement of Expenses under any provision of the Charter or the Bylaws of the Company or under any provision of the MGCL or Maryland law, Indemnitee shall be deemed to have such greater right pursuant to this Agreement; and, provided, further, that to the extent that any change is made to the MGCL or Maryland law (whether by legislative action or judicial decision), the Charter and/or the Bylaws that permits any greater right to indemnification and/or advancement of Expenses than that provided under this Agreement as of the date hereof, Indemnitee shall be deemed to have such greater right pursuant to this Agreement. No amendment, alteration, or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration, or repeal.
(b)    If any provision or provisions of this Agreement are held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any provisions of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any provisions of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(c)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the right of recovery of Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
16.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt, of (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.
17.    Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the

Company and Indemnitee acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain violations of the Employee Retirement Income Security Act. Indemnitee understands and acknowledges that the Company shall not be required to provide indemnification or advance Expenses in violation of any law or public policy.
18.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to principles of conflict of laws.
19.    Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts in the State of Maryland for all purposes in connection with any action, suit or proceeding which arises out of or relates to this Agreement.
20.    Identical Counterparts. This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.
21.    Modification; Survival. This Agreement may be modified only by an instrument in writing signed by both parties hereto. The provisions of this Agreement shall survive the death, disability or incapacity of Indemnitee or the termination of Indemnitee’s service as a director or officer of the Company and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INDEMNITEE:	MONOGRAM RESIDENTIAL TRUST, INC.

By:

Printed Name:	Name:

Title:

Exhibit A

[Director’s or Officer’s Address]
[Insert Date]
Monogram Residential Trust, Inc.
5800 Granite Parkway, Suite 1000
Plano, Texas 75024

Dear Monogram Residential Trust, Inc.:
In connection with the advancement by Monogram Residential Trust, Inc. (the “Corporation”) of expenses incurred by me in connection with [identify proceeding], the undersigned represents to and agrees with the Corporation as follows:
(1)    I hereby affirm my good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in Section 2‑418 of the Maryland General Corporation Law has been met; and
(2)    I hereby undertake to repay the amounts advanced if it shall ultimately be determined that the standard of conduct specified in paragraph (1) above has not been met.

Very truly yours,

_______________________________

Name:_________________________

Accepted and agreed:

Monogram Residential Trust, Inc.

By:	______________________________________

Name:	______________________________________

Title:	______________________________________

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